Exhibit 99.1
News Release
FIS Reports Strong Third Quarter Earnings
Adjusted EPS of $0.46, up 12.2%
Adjusted EBITDA margin of 27.7%, up 250 basis points
Free cash flow of $133 million
JACKSONVILLE, Fla., Oct. 21, 2009 — FIS (NYSE:FIS), a leading global provider of technology services to financial institutions, today reported financial results for the quarter ended September 30, 2009.
Consolidated revenue of $850.7 million declined 3.8% in U.S. dollars and 1.9% in constant currency compared to $884.0 million in the third quarter of 2008. The adjusted EBITDA margin expanded 250 basis points to 27.7%. Non-GAAP adjusted net earnings per share increased 12.2% to $0.46 per share in U.S. dollars, compared to $0.41 in the prior year, and increased 14.6% in constant currency. The increase is due primarily to improved operating performance across all major business lines, which offset a higher average diluted share count in the third quarter of 2009. GAAP net earnings from continuing operations attributable to common stockholders totaled $67.6 million, or $0.35 per share, compared to $0.23 per share in the prior period. Free cash flow (cash from operations less capital expenditures) was $132.8 million compared with $118.2 million in the prior year quarter.
FIS completed the acquisition of Metavante Technologies, Inc. (NYSE: MV) on October 1, 2009. Metavante’s operations will be included in the FIS results prospectively, beginning in the fourth quarter of 2009.
“While revenue growth remains challenging in the current economic environment, we continue to drive strong margin expansion, double-digit growth in earnings per share and excellent free cash flow. We are confident in our ability to drive solid organic top line growth and realize strong operating leverage when the banking industry recovers,” stated William P. Foley, II, executive chairman. “With the successful completion of the Metavante acquisition, FIS will be even better positioned to compete on a global basis and deliver strong financial performance.”
Frank Martire, president and chief executive officer of FIS added, “We are very excited about the future of this great company. We remain highly focused on meeting our customers’ needs, driving operational excellence and building long-term value.”
Supplemental Information
Consolidated revenue in the third quarter of 2009 was $850.7 million, compared with $884.0 in the prior year quarter, a decrease of 3.8% in U.S. dollars. Excluding a $16.8 million unfavorable impact of foreign currency, consolidated revenue declined 1.9%. The decline was primarily due to lower license and professional services revenue, coupled with nonrecurring interchange adjustments and card marketing revenue recorded in the prior year quarter.
     – Financial Solutions revenue declined 7.3% to $278.2 million compared to $300.2 million in the prior period, due to lower software license and professional services revenue.

     – Payment Solutions revenue declined 5.0% to $369.5 million compared to $389.1 million in the 2008 quarter, due to ongoing weakness in consumer spending and lower item processing volumes. The growth rate was also impacted by a nonrecurring interchange adjustment and particularly strong card marketing revenue in the third quarter of 2008.
     – International Solutions revenue increased 4.1% to $203.5 million in U.S. dollars, and 12.7% in constant currency compared to $195.4 million in the prior year quarter. Core processing revenue increased 14.3% driven by strong services revenue and volumes in Asia Pacific and EMEA, while payments revenue increased 11.8% driven by organic account growth across all regions.
Adjusted EBITDA increased 5.6% to $235.3 million in the third quarter of 2009 compared to $222.8 million in the 2008 quarter. The adjusted EBITDA margin improved 250 basis points to 27.7% compared to 25.2% in the prior-year quarter, driven by ongoing expense management across all operating segments.
     – Financial Solutions EBITDA decreased 1.7% to $126.6 million due to lower software sales and professional services revenue, while the margin improved 260 basis points to 45.5% compared to 42.9% in the prior year.
     – Payment Solutions EBITDA increased 2.8% to $108.3 million, and the margin increased 220 basis points to 29.3% compared to 27.1% in the prior year.
     – International EBITDA increased 57.1% to $42.9 million. The EBITDA margin improved 710 basis points to 21.1% compared to 14.0% in the prior year, as account growth and productivity improvements more than offset a $3.7 million unfavorable currency impact
The effective tax rate in the third quarter of 2009 was 34.4% compared to 34.9% in the third quarter of 2008.
Balance Sheet
FIS had $205.6 million in cash and cash equivalents at September 30, 2009. The company repaid $153.7 million of debt during the third quarter, reducing total debt outstanding to $2.1 billion, the majority of which has been swapped to fixed interest rates. The effective interest rate was 5.9% as of September, 2009. Total debt outstanding increased to $3.4 billion in conjunction with the October 1, 2009 acquisition of Metavante.
Capital expenditures totaled $49.4 million in the quarter, compared to $48.2 million spent in the prior year.
Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the company has provided non-GAAP financial measures which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include earnings before interest, taxes and depreciation and amortization (EBITDA), adjusted net earnings, and free cash flow. Adjusted EBITDA excludes the impact of merger and acquisition and integration expenses, LPS spin-off related costs, certain stock compensation charges and certain other costs. Adjusted net earnings exclude the after-tax impact of merger and acquisition and integration expenses, LPS spin-off related costs, certain stock compensation charges, acquisition related amortization and certain other costs. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further,

FIS’s non-GAAP measures may be calculated differently from similarly-titled measures of other companies. A reconciliation of these non-GAAP measures to related GAAP measures is included in the press release attachments.
Conference Call and Webcast
FIS will host a call with investors and analysts to discuss third quarter 2009 results on Wednesday, October 21, 2009, beginning at 5:00 p.m. Eastern daylight time. To register for the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fidelityinfoservices.com and click on “Events and Multimedia.” A webcast replay will be available on FIS’ Investor Relations website, and a telephone replay will be available through November 4, 2009, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 117478. To access a PDF version of this release and accompanying financial tables, go to http://www.investor.fidelityinfoservices.com.
About FIS
FIS delivers banking and payments technologies to more than 14,000 financial institutions and businesses in more than 90 countries worldwide. FIS provides financial institution core processing, and card issuer and transaction processing services, including the NYCE Network. FIS maintains processing and technology relationships with 40 of the top 50 global banks, including nine of the top 10. FIS is a member of Standard and Poor’s (S&P) 500® Index and has been ranked the number one overall financial technology provider in the world by The American Banker newspaper and the research firm Financial Insights in their annual “FinTech 100” rankings. Headquartered in Jacksonville, Fla., FIS employs approximately 30,000 on a global basis. FIS is listed on the New York Stock Exchange under the “FIS” ticker symbol. For more information about FIS see www.fidelityinfoservices.com.
Forward-Looking Statements
This press release contains statements related to FIS’ future plans and expectations, and, as such, constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. The risks and uncertainties that forward-looking statements are subject to include, without limitation: changes in general economic, business and political conditions, including changes in the financial markets; the effect of governmental regulations; the effects of our substantial leverage which may limit the funds available to make acquisitions and invest in our business; the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries or due to financial failures suffered by firms in those industries; failures to adapt our services to changes in technology or in the marketplace; the failure to achieve some or all of the benefits that we expect from the acquisition of Metavante, including the possibility that our acquisition of Metavante may not be accretive to our earnings due to undisclosed liabilities, management or integration issues, loss of customers, the inability to achieve targeted cost savings, or other factors; our potential inability to find suitable acquisition candidates or difficulties in integrating acquisitions; competitive pressures on product pricing and services; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov. All forward-looking statements included in this document are based on information available at the time of the document. FIS assumes no obligation to update any forward-looking statement.

FIS-e
SOURCE: Fidelity National Information Services, Inc.
CONTACTS: Mary Waggoner, Senior Vice President, Investor Relations, 904-854-3282, mary.waggoner@fnis.com; Marcia Danzeisen, Senior Vice President, Marketing and Corporate Communications, 904-854-5083, marcia.danzeisen@fnis.com.
###

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
October 21, 2009
(Unaudited)

Exhibit A	Consolidated Statements of Earnings for the Three and Nine Months ended September 30, 2009 and 2008

Exhibit B	Consolidated Balance Sheets as of September 30, 2009 and December 31, 2008

Exhibit C	Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2009 and 2008

Exhibit D	Supplemental Non-GAAP Financial Information for the Three and Nine Months Ended September 30, 2009 and 2008

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation — Unaudited for the Three and Nine Months Ended September 30, 2009 and 2008

Exhibit A
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Processing and services revenues	$850.7	$884.0	$2,483.3	$2,584.0

Cost of revenues	600.5	661.8	1,800.4	1,984.5
Selling, general and administrative expenses	92.2	79.9	281.5	308.9
Research and development costs	22.3	22.5	66.4	61.7

Operating income	135.7	119.8	335.0	228.9

Other income (expense):
Interest income	1.4	1.0	2.7	5.3
Interest expense	(33.2)	(47.7)	(97.0)	(130.1)
Other income (expense)	1.4	(0.1)	8.1	—

Total other income (expense)	(30.4)	(46.8)	(86.2)	(124.8)

Earnings from continuing operations before income taxes	105.3	73.0	248.8	104.1
Provision for income taxes	36.3	27.0	85.8	33.6
Equity in losses of unconsolidated entities	—	—	—	(0.2)

Net earnings from continuing operations	69.0	46.0	163.0	70.3
(Loss) earnings from discontinued operations, net of tax	—	0.4	(1.7)	119.2

Net earnings	69.0	46.4	161.3	189.5
Net earnings attributable to noncontrolling interest	(1.4)	(2.8)	(1.5)	(3.5)

Net earnings attributable to FIS	$67.6	$43.6	$159.8	$186.0

Net earnings per share-basic from continuing operations attributable to FIS common stockholders *	$0.35	$0.23	$0.85	$0.35
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders *	—	—	(0.01)	0.62

Net earnings per share-basic attributable to FIS common stockholders *	$0.35	$0.23	$0.84	$0.97

Weighted average shares outstanding-basic	191.1	189.5	190.5	192.2

Net earnings per share-diluted from continuing operations attributable to FIS common stockholders *	$0.35	$0.23	$0.84	$0.35
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders *	—	—	(0.01)	0.61

Net earnings per share-diluted attributable to FIS common stockholders *	$0.35	$0.23	$0.83	$0.96

Weighted average shares outstanding-diluted	194.6	191.8	193.0	194.3

Amounts attributable to FIS common stockholders:
Net earnings from continuing operations, net of tax	$67.6	$43.2	$161.5	$67.4
(Loss) earnings from discontinued operations, net of tax	—	0.4	(1.7)	118.6

Net earnings attributable to FIS common stockholders	$67.6	$43.6	$159.8	$186.0

*	Amounts may not sum due to rounding.

Exhibit B
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions)

	As of	As of
	September 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$205.6	$220.9
Settlement deposits	44.8	31.4
Trade receivables, net	518.1	538.1
Settlement receivables	39.8	52.1
Other receivables	74.4	121.1
Receivable from FNF and LPS	7.0	10.1
Prepaid expenses and other current assets	89.2	115.1
Deferred income taxes	78.4	77.4

Total current assets	1,057.3	1,166.2

Property and equipment, net of accumulated depreciation and amortization	263.3	272.6
Goodwill	4,205.7	4,194.0
Other intangible assets, net of accumulated amortization	902.7	924.3
Computer software, net of accumulated amortization	664.3	617.0
Deferred contract costs	256.4	241.2
Long-term notes receivable from FNF	—	5.5
Other noncurrent assets	80.8	79.6

Total assets	$7,430.5	$7,500.4

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$362.2	$386.2
Related party payable	71.0	58.6
Settlement payables	89.1	83.3
Current portion of long-term debt	195.8	105.5
Deferred revenues	167.8	182.9

Total current liabilities	885.9	816.5

Deferred revenues	92.3	86.7
Deferred income taxes	354.0	332.7
Long-term debt, excluding current portion	1,947.9	2,409.0
Other long-term liabilities	118.5	158.5

Total liabilities	3,398.6	3,803.4

FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	2.0	2.0
Additional paid in capital	2,909.1	2,959.8
Retained earnings	1,207.1	1,076.1
Accumulated other comprehensive earnings (loss)	44.6	(102.3)
Treasury stock	(308.7)	(402.8)

Total FIS stockholders’ equity	3,854.1	3,532.8
Noncontrolling interest	177.8	164.2

Total equity	4,031.9	3,697.0

Total liabilities and equity	$7,430.5	$7,500.4

Exhibit C
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

	Nine months ended September 30,
	2009	2008
Cash flows from operating activities:
Net earnings	$161.3	$189.5
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	278.4	344.5
Amortization of debt issue costs	2.5	16.0
Net gain on sale of non-strategic businesses	—	2.5
Stock-based compensation cost	27.3	50.6
Deferred income taxes	(24.6)	3.1
Income tax benefit from exercise of stock options	(4.5)	(0.1)
Equity in losses of unconsolidated entities	—	2.3
Changes in assets and liabilities, net of effects from acquisitions:
Net decrease (increase) in trade receivables	134.4	(31.0)
Net decrease (increase) in prepaid expenses and other assets	27.2	(11.4)
Net additions to deferred contract costs	(40.7)	(54.7)
Net increase (decrease) in deferred revenue	(13.7)	(9.3)
Net increase (decrease) in accounts payable, accrued liabilities and other liabilities	(42.6)	(103.3)

Net cash provided by operating activities	505.0	398.7

Cash flows from investing activities:
Additions to property and equipment	(34.5)	(57.1)
Additions to capitalized software	(111.1)	(146.7)
Collection of related party note	5.9	—
Net proceeds from sale of company assets	—	33.5
Acquisitions, net of cash acquired	(3.8)	(17.4)
Other investing activities	—	(4.7)

Net cash used in investing activities	(143.5)	(192.4)

Cash flows from financing activities:
Borrowings	2,147.2	3,796.2
Debt service payments	(2,517.0)	(3,839.3)
Dividends paid	(30.6)	(28.7)
Income tax benefit from exercise of stock options	4.5	0.1
Cash transferred in LPS spin-off	—	(20.8)
Stock options exercised	11.6	18.7
Treasury stock purchases	—	(236.2)

Net cash used in financing activities	(384.3)	(310.0)

Effect of foreign currency exchange rates on cash	7.5	(13.1)

Net increase (decrease) in cash and cash equivalents	(15.3)	(116.8)

Cash and cash equivalents, at beginning of period	220.9	355.3

Cash and cash equivalents, at end of period	$205.6	$238.5

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)
1. Revenue, EBIT and EBITDA

	Three Months Ended September 30, 2009
	Financial	Payment		Corporate
	Solutions	Solutions	International	and Other	Consolidated
Revenue from Continuing Operations	$278.2	$369.5	$203.5	$(0.5)	$850.7

Operating Income	$98.6	$97.7	$26.6	$(87.2)	$135.7
M&A, Restructuring and Integration Costs	—	—	—	5.3	5.3

EBIT, as adjusted	$98.6	$97.7	$26.6	$(81.9)	$141.0

Depreciation and Amortization from Continuing Operations, as adjusted	28.0	10.6	16.3	39.4	94.3

EBITDA, as adjusted	$126.6	$108.3	$42.9	$(42.5)	$235.3

EBIT Margin, as adjusted	35.4%	26.4%	13.1%	N/M %	16.6%

EBITDA Margin, as adjusted	45.5%	29.3%	21.1%	N/M %	27.7%

	Three Months Ended September 30, 2008
	Financial	Payment		Corporate
	Solutions	Solutions	International	and Other		Consolidated
Revenue from Continuing Operations	$300.2	$389.1	$195.4	$(0.7)		$884.0

Operating Income	$100.3	$93.9	$12.3	$(86.7)		$119.8
M&A, Restructuring and Integration Costs	—	—	—	2.3		2.3
LPS Spin-off Costs	—	—	—	0.8		0.8

EBIT, as adjusted	$100.3	$93.9	$12.3	$(83.6)		$122.9

Depreciation and Amortization from Continuing Operations, as adjusted	28.5	11.4	15.0	45.0		99.9

EBITDA, as adjusted	$128.8	$105.3	$27.3	$(38.6)		$222.8

EBIT Margin, as adjusted	33.4%	24.1%	6.3%	N/M	%	13.9%

EBITDA Margin, as adjusted	42.9%	27.1%	14.0%	N/M	%	25.2%

Total Revenue Growth from Prior Year Period

Three Months Ended September 30, 2009	-7.3%	-5.0%	4.1%	N/M	%	-3.8%

Three Months Ended September 30, 2008	22.1%	23.1%	34.9%	N/M	%	25.3%

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)
1. Revenue, EBIT and EBITDA

	Nine Months Ended September 30, 2009
	Financial	Payment		Corporate
	Solutions	Solutions	International	and Other	Consolidated
Revenue from Continuing Operations	$826.5	$1,114.2	$544.2	$(1.6)	$2,483.3

Operating Income	$262.9	$276.2	$51.7	$(255.8)	$335.0
M&A, Restructuring and Integration Costs	—	—	—	14.8	14.8

EBIT, as adjusted	$262.9	$276.2	$51.7	$(241.0)	$349.8

Depreciation and Amortization from Continuing Operations, as adjusted	85.1	32.5	44.1	116.7	278.4

EBITDA, as adjusted	$348.0	$308.7	$95.8	$(124.3)	$628.2

EBIT Margin, as adjusted	31.8%	24.8%	9.5%	N/M %	14.1%

EBITDA Margin, as adjusted	42.1%	27.7%	17.6%	N/M %	25.3%

	Nine Months Ended September 30, 2008
	Financial	Payment		Corporate
	Solutions	Solutions	International	and Other		Consolidated
Revenue from Continuing Operations	$861.4	$1,145.8	$579.1	$(2.3)		$2,584.0

Operating Income	$247.7	$252.3	$32.1	$(303.2)		$228.9
M&A, Restructuring and Integration Costs	—	—	—	46.4		46.4
Corporate Costs Non — Disc. Ops	—	—	—	18.0		18.0
LPS Spin-off Costs	—	—	—	9.3		9.3

EBIT, as adjusted	$247.7	$252.3	$32.1	$(229.5)		$302.6

Depreciation and Amortization from Continuing Operations, as adjusted	90.0	35.6	43.6	129.0		298.2

EBITDA, as adjusted	$337.7	$287.9	$75.7	$(100.5)		$600.8

EBIT Margin, as adjusted	28.8%	22.0%	5.5%	N/M	%	11.7%

EBITDA Margin, as adjusted	39.2%	25.1%	13.1%	N/M	%	23.3%

Total Revenue Growth from Prior Year Period

Nine Months Ended September 30, 2009	-4.1%	-2.8%	-6.0%	N/M	%	-3.9%

Nine Months Ended September 30, 2008	18.5%	24.9%	36.6%	N/M	%	25.1%

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECONCILIATION OF PRO FORMA TO ADJUSTED PRO FORMA CASH FLOW MEASURES — UNAUDITED
(In millions)

	Three Months Ended September 30, 2009			Nine Months Ended September 30, 2009
	GAAP	Adj	Adjusted	GAAP	Adj	Adjusted
Cash flows from operating activities:
Net earnings (2)	$69.0	$3.5	$72.5	$161.3	$9.7	$171.0
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	106.9	—	106.9	279.1	—	279.1
Working capital adjustments (3)	3.8	(1.0)	2.8	64.6	2.0	66.6

Net cash provided by operating activities	179.7	2.5	182.2	505.0	11.7	516.7

Capital expenditures	(49.4)	—	(49.4)	(145.6)	—	(145.6)

Free cash flow	$130.3	$2.5	$132.8	$359.4	$11.7	$371.1

	Three Months Ended September 30, 2008			Nine Months Ended September 30, 2008
	GAAP	Adj	Adjusted	Pro forma (1)	Adj	Adj Pro forma
Cash flows from operating activities:
Net earnings (4)	$43.6	$2.0	$45.6	$74.7	$39.1	$113.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	128.8	—	128.8	361.7	—	361.7
Working capital adjustments (3)	(16.6)	8.6	(8.0)	(160.5)	73.0	(87.5)

Net cash provided by operating activities	155.8	10.6	166.4	275.9	112.1	388.0

Capital expenditures	(48.2)	—	(48.2)	(178.7)	—	(178.7)

Free cash flow	$107.6	$10.6	$118.2	$97.2	$112.1	$209.3

(1)	Pro forma cash flows are presented as if the LPS spin-off was completed on January 1, 2008 and represents FIS on a post-spin basis.

(2)	Adjustments to Net Earnings reflect the elimination of the after-tax impact of non-recurring M&A and related integration costs.

(3)	Adjustments to working capital reflect elimination of settlement of various acquisition related liabilities and for the 2009 period, the elimination of current accruals related to the acquisition of Metavante.

(4)	Adjustments to Net Earnings reflect the elimination of the after-tax impact of non-recurring M&A and related integration costs, costs associated with the LPS spin-off, restructuring costs and the elimination of corporate costs attributable to LPS.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

	GAAP	M&A			Non-GAAP
	Three Months	Restructuring			Three Months
	Ended	And		Purchase	Ended
	September 30, 2009	Integration		Price	September 30, 2009
	(Unaudited)	Costs (1)	Subtotal	Amortization (4)	(Unaudited)
Processing and services revenue	$850.7	$—	$850.7	$—	$850.7
Cost of revenues	600.5	—	600.5	(29.1)	571.4

Gross profit	250.2	—	250.2	29.1	279.3

Selling, general and administrative	92.2	(5.3)	86.9	—	86.9
Research and development costs	22.3	—	22.3	—	22.3

Operating income	135.7	5.3	141.0	29.1	170.1

Other income (expense):
Interest income	1.4	—	1.4	—	1.4
Interest expense	(33.2)	—	(33.2)	—	(33.2)
Other income, net	1.4	—	1.4	—	1.4

Total other income (expense)	(30.4)	—	(30.4)	—	(30.4)

Earnings from continuing operations before income taxes	105.3	5.3	110.6	29.1	139.7
Provision (benefit) for income taxes	36.3	1.8	38.1	10.0	48.1

Earnings from continuing operations	69.0	3.5	72.5	19.1	91.6
Loss from discontinued operations	—	—	—	—	—

Net earnings	69.0	3.5	72.5	19.1	91.6
Noncontrolling interest	(1.4)	—	(1.4)	—	(1.4)

Net earnings attributable to FIS	$67.6	$3.5	$71.1	$19.1	$90.2

Amounts attributable to FIS common stockholders
Net earnings from continuing operations, net of tax	$67.6	$3.5	$71.1	$19.1	$90.2
(Loss) earnings from discontinued operations, net of tax	—	—	—	—	—

Net earnings attributable to FIS common stockholders	$67.6	$3.5	$71.1	$19.1	$90.2

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.35	$0.02	$0.37	$0.10	$0.46

Weighted average shares outstanding — diluted	194.6	194.6	194.6	194.6	194.6

Supplemental Information:

Depreciation and amortization from continuing operations			$94.3	$(29.1)	$65.2

Stock compensation expense from continuing operations, excluding acceleration charges					$9.0
Stock acceleration charges					—

Total stock compensation expense from continuing operations					$9.0

*	Amounts may not sum due to rounding.
See accompanying notes.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

	GAAP	M&A			Non-GAAP
	Nine Months	Restructuring			Nine Months
	Ended	And		Purchase	Ended
	September 30, 2009	Integration		Price	September 30, 2009
	(Unaudited)	Costs (1)	Subtotal	Amortization (4)	(Unaudited)
Processing and services revenue	$2,483.3	$—	$2,483.3	$—	$2,483.3
Cost of revenues	1,800.4	—	1,800.4	(88.4)	1,712.0

Gross profit	682.9	—	682.9	88.4	771.3

Selling, general and administrative	281.5	(14.8)	266.7	—	266.7
Research and development costs	66.4	—	66.4	—	66.4

Operating income	335.0	14.8	349.8	88.4	438.2

Other income (expense):
Interest income	2.7	—	2.7	—	2.7
Interest expense	(97.0)	—	(97.0)	—	(97.0)
Other income, net	8.1	—	8.1	—	8.1

Total other income (expense)	(86.2)	—	(86.2)	—	(86.2)

Earnings from continuing operations before income taxes	248.8	14.8	263.6	88.4	352.0
Provision (benefit) for income taxes	85.8	5.1	90.9	30.5	121.4

Earnings from continuing operations	163.0	9.7	172.7	57.9	230.6
Loss from discontinued operations	(1.7)	—	(1.7)	—	(1.7)

Net earnings	161.3	9.7	171.0	57.9	228.9
Noncontrolling interest	(1.5)	—	(1.5)	—	(1.5)

Net earnings attributable to FIS	$159.8	$9.7	$169.5	$57.9	$227.4

Amounts attributable to FIS common stockholders
Net earnings from continuing operations, net of tax	$161.5	$9.7	$171.2	$57.9	$229.1
(Loss) earnings from discontinued operations, net of tax	(1.7)	—	(1.7)	—	(1.7)

Net earnings attributable to FIS common stockholders	$159.8	$9.7	$169.5	$57.9	$227.4

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.84	$0.05	$0.89	$0.30	$1.19

Weighted average shares outstanding — diluted	193.0	193.0	193.0	193.0	193.0

Supplemental Information:

Depreciation and amortization from continuing operations			$278.4	$(88.4)	$190.0

Stock compensation expense from continuing operations, excluding acceleration charges					$27.3
Stock acceleration charges					—

Total stock compensation expense from continuing operations					$27.3

*	Amounts may not sum due to rounding.
See accompanying notes.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

	GAAP	M&A					Non-GAAP
	Three Months	Restructuring	Corporate				Three Months
	Ended	And	Costs	LPS		Purchase	Ended
	September 30, 2008	Integration	Non-Disc	Spin		Price	September 30, 2008
	(Unaudited)	Costs (1)	Ops (2)	Costs (3)	Subtotal	Amortization (4)	(Unaudited)
Processing and services revenue	$884.0	$—	$—	$—	$884.0	$—	$884.0
Cost of revenues	661.8	(1.4)	—	—	660.4	(35.4)	625.0

Gross profit	222.2	1.4	—	—	223.6	35.4	259.0

Selling, general and administrative	79.9	(0.9)	—	(0.8)	78.2	—	78.2
Research and development costs	22.5	—	—	—	22.5	—	22.5

Operating income	119.8	2.3	—	0.8	122.9	35.4	158.3

Other income (expense):
Interest income	1.0	—	—	—	1.0	—	1.0
Interest expense	(47.7)	—	—	12.4	(35.3)	—	(35.3)
Other income, net	(0.1)	—	—	—	(0.1)	—	(0.1)

Total other income (expense)	(46.8)	—	—	12.4	(34.4)	—	(34.4)

Earnings from continuing operations before income taxes	73.0	2.3	—	13.2	88.5	35.4	123.9
Provision (benefit) for income taxes	27.0	0.8	—	4.2	32.0	11.3	43.3

Earnings from continuing operations	46.0	1.5	—	9.0	56.5	24.1	80.6
Earnings from discontinued operations	0.4	—	—	—	0.4	—	0.4

Net earnings	46.4	1.5	—	9.0	56.9	24.1	81.0
Noncontrolling interest	(2.8)	—	—	—	(2.8)	—	(2.8)

Net earnings attributable to FIS	$43.6	$1.5	$—	$9.0	$54.1	$24.1	$78.2

Amounts attributable to FIS common stockholders
Net earnings from continuing operations, net of tax	$43.2	$1.5	$—	$9.0	$53.7	$24.1	$77.8
(Loss) earnings from discontinued operations, net of tax	0.4	—	—	—	0.4	—	0.4

Net earnings attributable to FIS common stockholders	$43.6	$1.5	$—	$9.0	$54.1	$24.1	$78.2

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.23	$0.01	$—	$0.05	$0.28	$0.13	$0.41

Weighted average shares outstanding — diluted	191.8	191.8	191.8	191.8	191.8	191.8	191.8

Supplemental Information:

Depreciation and amortization from continuing operations					$99.9	$(35.4)	$64.5

Stock compensation expense from continuing operations, excluding acceleration charges							$8.4
Stock acceleration charges							—

Total stock compensation expense from continuing operations							$8.4

*	Amounts may not sum due to rounding.
See accompanying notes.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

	GAAP	M&A					Non-GAAP
	Nine Months	Restructuring	Corporate				Nine Months
	Ended	And	Costs	LPS		Purchase	Ended
	September 30, 2008	Integration	Non-Disc	Spin		Price	September 30, 2008
	(Unaudited)	Costs (1)	Ops (2)	Costs (3)	Subtotal	Amortization (4)	(Unaudited)
Processing and services revenue	$2,584.0	$—	$—	$—	$2,584.0	$—	$2,584.0
Cost of revenues	1,984.5	(25.4)	—	—	1,959.1	(107.4)	1,851.7

Gross profit	599.5	25.4	—	—	624.9	107.4	732.3

Selling, general and administrative	308.9	(21.0)	(18.0)	(9.3)	260.6	—	260.6
Research and development costs	61.7	—	—	—	61.7	—	61.7

Operating income	228.9	46.4	18.0	9.3	302.6	107.4	410.0

Other income (expense):
Interest income	5.3	—	—	—	5.3	—	5.3
Interest expense	(130.1)	2.7	—	12.4	(115.0)	—	(115.0)

Total other income (expense)	(124.8)	2.7	—	12.4	(109.7)	—	(109.7)

Earnings from continuing operations before income taxes	104.1	49.1	18.0	21.7	192.9	107.4	300.3
Provision (benefit) for income taxes	33.6	17.6	5.5	7.3	64.0	36.6	100.6
Equity in earnings (losses) of unconsolidated entities	(0.2)	—	—	—	(0.2)	—	(0.2)

Earnings from continuing operations	70.3	31.5	12.5	14.4	128.7	70.8	199.5
Earnings from discontinued operations	119.2	—	—	—	119.2	—	119.2

Net earnings	189.5	31.5	12.5	14.4	247.9	70.8	318.7
Noncontrolling interest	(3.5)	—	—	—	(3.5)	—	(3.5)

Net earnings attributable to FIS	$186.0	$31.5	$12.5	$14.4	$244.4	$70.8	$315.2

Amounts attributable to FIS common stockholders
Net earnings from continuing operations, net of tax	$67.4	$31.5	$12.5	$14.4	$125.8	$70.8	$196.6
(Loss) earnings from discontinued operations, net of tax	118.6	—	—	—	118.6	—	118.6

Net earnings attributable to FIS common stockholders	$186.0	$31.5	$12.5	$14.4	$244.4	$70.8	$315.2

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.35	$0.16	$0.06	$0.07	$0.65	$0.36	$1.01

Weighted average shares outstanding — diluted	194.3	194.3	194.3	194.3	194.3	194.3	194.3

Supplemental Information:

Depreciation and amortization from continuing operations					$298.2	$(107.4)	$190.8

Stock compensation expense from continuing operations, excluding acceleration charges							$24.8
Stock acceleration charges							16.7

Total stock compensation expense from continuing operations							$41.5

*	Amounts may not sum due to rounding.
See accompanying notes.

Notes to Unaudited — Supplemental GAAP to Non-GAAP Reconciliation for the Three-Month and Nine-Month Periods ended September 30, 2009 and 2008
The adjustments are as follows:
(1)	This column represents charges for restructuring and integration costs relating to merger and acquisition activities. For the three and nine months ended September 30, 2009, the amounts represent incremental transaction costs incurred by the Company related to the recently completed acquisition of Metavante Technologies, Inc.

(2)	This column represents corporate costs attributable to LPS as previously reported in our investor package furnished on Form 8-K on May 28, 2008. These amounts are not allocable to discontinued operations under U.S. Generally Accepted Accounting Principles.

(3)	This column represents incremental transaction costs incurred by the Company directly related to the LPS spin-off.

(4)	This column represents purchase price amortization expense on intangibles assets acquired through various Company acquisitions.